     As filed with the Securities and Exchange Commission on May 22, 1998.

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



         Date of report (Date of earliest event reported): MAY 14, 1998



                            EXCEL REALTY TRUST, INC.
             (Exact Name of Registrant as Specified in its Charter)



            MARYLAND                       1-12244                            33-0160389
(State or Other Jurisdiction of    (Commission File Number)      (I.R.S. Employer Identification No.)
         Incorporation)

                         16955 VIA DEL CAMPO, SUITE 110
                              SAN DIEGO, CALIFORNIA
                    (Address of Principal Executive Offices)

                                      92127
                                   (Zip Code)


                                 (619) 485-9400
              (Registrant's telephone number, including area code)


                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS.

        On May 14, 1998, Excel Realty Trust, Inc., a Maryland corporation ("Excel"), New Plan Realty Trust, a Massachusetts business trust ("New Plan"), and ERT Merger Sub, Inc., a Maryland corporation and a wholly-owned subsidiary of Excel ("Sub"), entered into an Agreement and Plan of Merger dated May 14, 1998 (the "Merger Agreement") providing for the merger of Sub with and into New Plan, with New Plan surviving as a wholly-owned subsidiary of Excel. The Merger Agreement calls for Excel to declare a 20% stock dividend and then issue one share of Excel common stock for each share of New Plan outstanding. After the merger, Excel, which will be renamed New Plan Excel Realty Trust, Inc. ("New Plan Excel"), will have approximately 93 million common shares outstanding. Holders of New Plan's shares upon consummation of the merger will hold approximately 65% of the outstanding common stock of New Plan Excel. The dividend policy of New Plan Excel for the first year following the merger will be $1.60 per share with anticipated minimum increases of $0.0025 per share per quarter until the current quarterly dividend (expressed as an annual rate) is $1.67 per share.

        Holders of New Plan's Series A Cumulative Step Up Premium Rate Preferred Shares are to receive an equal amount of Excel's Series D Cumulative Voting Step Up Premium Rate Preferred Stock ("Excel Series D Preferred Stock") with substantially identical terms, except that holders of the Excel Series D Preferred Stock will have the right to vote with holders of the common stock of New Plan Excel on all matters and the right to vote for two additional directors of New Plan Excel if the distributions on the Excel Series D Preferred Stock are in arrears for six or more quarterly periods. In addition, an application will be made to list the Excel Series D Preferred Stock on the New York Stock Exchange.

        In accordance with the Merger Agreement, the Board of Directors of New Plan Excel is to consist of nine (9) current members on New Plan's Board and six
(6) current members on Excel's Board. The senior management of New Plan Excel is to be as follows:

               William Newman:               Chairman

               Arnold Laubich:               Chief Executive Officer

               Gary B. Sabin:                President and Chairman of Investment Committee

               James M. Steuterman:          Executive Vice President and Co-Chief Operating
                                             Officer

               Richard B. Muir:              Executive Vice President and Co-Chief Operating
                                             Officer

               David A. Lund:                Chief Financial Officer

        New Plan Excel's headquarters will be based in New York with operational headquarters in New York and San Diego.

        Attached and incorporated herein by reference as Exhibits 2.1 and 99.1, respectively, are copies of (1) the Merger Agreement and (2) a press release of Excel and New Plan announcing the signing of the Merger Agreement. The merger is subject to shareholder approval and other customary closing conditions.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        (c)    Exhibits.

               2.1 Agreement and Plan of Merger, dated May 14, 1998, among Excel Realty Trust, Inc., ERT Merger Sub, Inc. and New Plan Realty Trust.

               99.1 Press Release, dated May 14, 1998, announcing the signing of the Agreement and Plan of Merger.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:     May 21, 1998              EXCEL REALTY TRUST, INC.


                                    By:   /s/ Richard B. Muir
                                        ----------------------------------------
                                          Richard B. Muir
                                          Executive Vice President and Secretary

                                  EXHIBIT INDEX



     Exhibit No.                  Description
     -----------                  -----------

       2.1 Agreement and Plan of Merger, dated May 14, 1998, among Excel Realty Trust, Inc., ERT Merger Sub, Inc. and New Plan Realty Trust.

       99.1 Press Release, dated May 14, 1998, announcing the signing of the Agreement and Plan of Merger.



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